                                                                    EXHIBIT 99.1

PRESS RELEASE

--------------------------------------------------------------------------------
SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS:  smith.com

FOR RELEASE

JANUARY 31, 2001

CONTACT:      MARGARET K. DORMAN
              CHIEF FINANCIAL OFFICER
              SMITH INTERNATIONAL
              (281) 443-3370



             WILSON COMPLETES ACQUISITION OF THE U.S. NET ASSETS OF
                      VAN LEEUWEN PIPE AND TUBE CORPORATION

         HOUSTON, Texas (January 31, 2001)... Wilson Industries, Inc. (Wilson), a subsidiary of Smith International, Inc. [NYSE:SII;PCX], today announced it has completed the acquisition of substantially all of the net assets of Van Leeuwen Pipe and Tube Corporation (Van Leeuwen). Van Leeuwen is a Houston, Texas-based distribution company providing pipe, valves and fittings to new construction and maintenance, repair and operating (MRO) projects. It has branch operations in eight states and employs approximately 300 people. In fiscal 2000, Van Leeuwen had revenues from operations in the United States of approximately $190 million.

         Wilson is a leading supply-chain management company providing pipe, valves, fittings, industrial supplies and other MRO products to the energy, refining, petrochemical and power generation markets.

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson.